As filed with the Securities and Exchange Commission on April 13, 1998
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------

                                ATS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

                   Minnesota                                    41-1595629
         (State or other jurisdiction                        (I.R.S. Employer
       of incorporation or organization)                    Identification No.)

        3905 Annapolis Lane, Suite 105
         Minneapolis, Minnesota  55447                             55447
   (Address of Principal Executive Offices)                      (Zip Code)


            ATS MEDICAL, INC. 1987 STOCK OPTION AND STOCK AWARD PLAN
                            (full title of the plan)


          Manuel A. Villafana                              Copy to:
        Chief Executive Officer                     Timothy S. Hearn, Esq.
           ATS Medical, Inc.                         Dorsey & Whitney LLP
    3905 Annapolis Lane, Suite 105                  220 South Sixth Street
     Minneapolis, Minnesota 55447              Minneapolis, Minnesota 55402-1498
(Name and address of agent for service)

                    (612) 553-7736                      (612) 340-7802
(Telephone number, including area code, of agent for service)
                              --------------------

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                   Proposed                 Proposed
  Title of each class                          Maximum Offering              Maximum
  of Securities to be    Amount to be                Price             Aggregate Offering          Amount of
      registered        registered (1)           per Share (2)              Price (2)          Registration Fee
---------------------------------------------------------------------------------------------------------------
     Common Stock
   ($.01 par value)        1,000,000                $7.475                 $7,209,092               $2,127
---------------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the ATS Medical, Inc. 1987 Stock Option and Stock Award Plan (the "Plan") in addition to shares previously registered under the Plan.

(2) Of the 1,000,000 shares registered hereunder, as of the date hereof, options with respect to 110,221 previously unregistered shares have been granted (at a weighted average exercise price of $5.0625 per share). The proposed maximum offering price has been determined pursuant to Rule 457(h)(1) and represents the sum of (i) the aggregate exercise price of the options for the previously unregistered shares granted under the Plan and (ii) the product of the remaining 889,779 shares multiplied by a per share price of $7.475, the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market System on April 8, 1998.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

         Pursuant to Section E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registration Statement on Form S-8 relating to the Plan filed with the Securities and Exchange Commission on January 8, 1992 (File No. 33-44940).

Item 8.  Exhibits

Exhibit
Number        Description
------        -----------

   5.1        Opinion of Dorsey & Whitney LLP.

  23.1        Consent of Ernst & Young LLP.

  23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

  24.1        Power of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 13, 1998.

                                               ATS MEDICAL, INC.

                                               By /s/ Manuel A. Villafana
                                                  --------------------------
                                                  Manuel A. Villafana
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Name                          Title                           Date
           ----                          -----                           ----


      /s/ Manuel A. Villafana     Chief Executive Officer, Chairman    April 13,
   ----------------------------   of the Board and Director               1998
      Manuel A. Villafana         (Principal Executive Officer)


      *
   ----------------------------   President, Chief Operating
      Richard W. Kramp            Officer and Director


      *
   ----------------------------   Chief Financial Officer
      John H. Jungbauer           (Principal Financial and
                                   Accounting Officer)

      *                           Director
   ----------------------------
      Charles F. Cuddihy, Jr.


      *                           Director
   ----------------------------
      David Boehnen


      *                           Director
   ----------------------------
      A. Jay Graf


*By:  /s/ Manuel A. Villafana                                          April 13,
     ----------------------------------                                   1998
          Manuel A. Villafana

                                  EXHIBIT INDEX
                                  -------------


Exhibit Number         Description
--------------         -----------

      5.1       Opinion of Dorsey & Whitney LLP.

     23.1       Consent of Ernst & Young LLP.

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

     24.1       Power of Attorney.